Exhibit 8.1

to Registration Statement

[Letterhead of Jones, Walker, Waechter, Poitevent, Carrère & Denègre,  L.L.P.]

October 9, 2002

CenturyTel, Inc.

100 CenturyTel Drive

Monroe, Louisiana 71203

RE:  Registration Statement on Form S-3

CenturyTel, Inc.

Ladies and Gentlemen:

We have acted as tax counsel to CenturyTel, Inc. ("CenturyTel") in connection with its issuance of $165 million aggregate principal amount of 4.75% Convertible Senior Debentures, Series K, due 2032 (the "Debentures"), which are convertible into shares of CenturyTel's common stock, par value $1.00 per share (the "Common Stock" and together with the Debentures, the "Securities").  The Securities are described in the Prospectus (the "Prospectus"), which forms a part of the registration statement on Form S-3 filed by CenturyTel with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"). Capitalized terms used herein that are not otherwise defined herein have the meaning assigned to such terms in the Registration Statement.

In rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and are relying upon the truth and accuracy of the statements, covenants, representations and warranties set forth therein: (i) the Registration Statement and Prospectus; (ii) the Indenture, dated as of March 31, 1994, as supplemented through and including the Second Supplemental Indenture thereto dated as of August 20, 2002 between CenturyTel and Regions Bank, as trustee; (iii) the global certificates representing the Debentures; and (iv) such other agreements and documents as we have considered necessary or appropriate for the purpose of rendering the opinion set forth below.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the discussion regarding the United States federal income tax consequences relating to the purchase, ownership and disposition of the Securities set forth in the Prospectus under the heading "Certain United States Federal Income Tax Consequences," insofar as it purports to constitute summaries of matters of current United States federal tax law and regulations or legal conclusions with respect thereto, constitutes accurate summaries of the matters described therein in all material respects.

In our examination of the materials referred to above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us.  In addition, we also have assumed that factual representations made to us are true, correct and complete and that the transactions related to the issuance, sale, exchange, conversion or redemption of the Securities have been or will be consummated in accordance with the terms of the documents described herein.  If any of the above described assumptions are untrue for any reason or if the issuance, sale, exchange, conversion or redemption of the Securities is consummated in a manner that is inconsistent with the manner in which such transactions are described in the Prospectus and Registration Statement, our opinions as expressed above may be adversely affected and may not be relied upon.

We express no opinion with respect to the transactions referred to herein or in the Prospectus and Registration Statement other than as expressly set forth herein.

Our opinions are based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof.  Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described in the Prospectus and Registration Statement.  We disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

            We are members of the Bar of the State of Louisiana, and we do not express any opinion herein concerning any law other than the federal law of the United States.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters."  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the general rules and regulations of the Securities and Exchange Commission.

Yours very truly,

Jones, Walker, Waechter, Poitevent,

Carrère & Denègre, L.L.P.

                                                                        By:        /s/ Rudolph R. Ramelli

                                                                                    Rudolph R. Ramelli

                                                                                    Partner